Exhibit 10.1

EXECUTION
INCREMENTAL AMENDMENT NO. 2

INCREMENTAL AMENDMENT NO. 2, dated as of November 30, 2021 (this “Amendment”), is entered into by and among ONE WATER ASSETS & OPERATIONS, LLC, a Delaware limited liability company (the “Borrower”), ONE WATER MARINE HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), ONEWATER MARINE INC., a Delaware corporation (the “Parent”), each of the other Guarantors party hereto, each of the financial institutions set forth on Schedule I hereto under the heading “2021-A Incremental Term Lender” (each, a “2021-A Incremental Term Lender” and, collectively, the “2021-A Incremental Term Lenders”), each of the financial institutions set forth on Schedule I hereto under the heading “2021-A Incremental Revolving Lender” (each, a “2021-A Incremental Revolving Lender” and, collectively, the “2021-A Incremental Revolving Lenders” and together with the 2021-A Incremental Term Lenders, the “2021-A Incremental Lenders) and TRUIST BANK, as Administrative Agent.

WHEREAS, reference is made to that certain Credit Agreement, dated as of July 22, 2020 (as amended, restated, supplemented or otherwise modified from time to time to, but not including, the date hereof, the “Credit Agreement” and the Credit Agreement as amended by this Amendment, the “Amended Credit Agreement”), by and among the Borrower, Holdings, Parent, the other Guarantors from time to time party thereto, the Lenders and Issuing Banks from time to time party thereto and Truist Bank, as Administrative Agent, Collateral Agent, a Lender, an Issuing Bank and Swingline Lender; capitalized terms used in this Amendment but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement;

WHEREAS, pursuant to Section 2.23 of the Credit Agreement, the Borrower has requested (which request hereunder shall serve as notice pursuant to Section 2.23(a) of the Credit Agreement) (i) an Incremental Term Loan facility (the “2021-A Incremental Term Facility”) pursuant to which the 2021-A Incremental Term Lenders will make Incremental Term Loans (the “2021-A Incremental Term Loans”) to the Borrower on the Amendment Effective Date (as defined below) in an aggregate principal amount equal to $200,000,000, which 2021-A Incremental Term Loans will be added to, and constitute a part of, the existing Class of Initial Term Loans and (ii) a Revolving Commitment Increase (the “2021-A Incremental Revolving Increase” and, together with the 2021-A Incremental Term Facility, the “2021-A Incremental Facilities”) pursuant to which the 2021-A Incremental Revolving Lenders will provide an increase in the Aggregate Revolving Commitments (the “2021-A Incremental Revolving Commitments”) on the Amendment Effective Date in an aggregate principal amount equal to $20,000,000, which 2021-A Incremental Revolving Commitments will be added to, and constitute a part of, the existing Class of Revolving Commitments;

WHEREAS, the Borrower intends to utilize the proceeds of the 2021-A Incremental Term Loans, along with cash on the balance sheet, to (i) acquire (the “Acquisition”), directly or indirectly, 100% of the issued and outstanding equity interests of THMS, Inc., a Delaware corporation, and T-H Marine Supplies, LLC, a Delaware limited liability company (collectively, together with their subsidiaries, the “Target”), pursuant to that certain Equity Purchase Agreement dated as of October 20, 2021, by and among Target and Borrower, as purchaser (the “Acquisition Agreement”), (ii) repay in full (the “Refinancing”) all indebtedness of the Target (other than indebtedness contemplated by the Acquisition Agreement to remain outstanding after the date of the initial funding under the 2021-A Incremental Term Facility and the consummation of the Refinancing and the Acquisition) and terminate and release all commitments, security interests and guaranties in connection therewith and (iii) pay the fees, costs and expenses incurred in connection with the foregoing (the transactions described in this recital being collectively referred to herein as the “Transactions”);

WHEREAS, (i) the 2021-A Incremental Term Lenders are willing to provide the requested 2021-A Incremental Term Facility to the Borrower and (ii) the 2021-A Incremental Revolving Lenders are willing to provide the requested 2021-A Incremental Revolving Commitments to the Borrower, in each case, on the Amendment Effective Date and on the terms and subject to the conditions set forth herein ;

WHEREAS, as contemplated by Section 2.23 of the Credit Agreement, (x) the parties hereto have agreed, subject to the conditions set forth herein, to amend certain terms of the Credit Agreement as hereinafter provided to give effect to the incurrence of the 2021-A Incremental Term Loans and the establishment of the 2021-A Incremental Revolving Increase, and (y) this Amendment constitutes an amendment of the kind referenced in Section 2.23(e) and the last paragraph of Section 11.2 of the Credit Agreement (an “Incremental Amendment”) and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders party hereto agree to certain amendments to the Credit Agreement, as more fully set forth herein;

WHEREAS, the Administrative Agent and the Lenders party hereto are willing to agree to such amendments, subject to and in accordance with the terms and conditions set forth herein; and

WHEREAS, pursuant to that certain commitment letter, dated October 20, 2021 (the “Commitment Letter”), entered into by the Borrower, Truist Bank (“Truist Bank”) and Truist Securities, Inc. (“Truist Securities”) with respect to the 2021-A Incremental Facilities, (i) Truist Securities, Synovus Bank and KeyBank National Association shall act as joint lead arrangers and joint bookrunners, in each case, with respect to this Amendment and the 2021-A Incremental Facilities (in such capacities, the “2021-A Incremental Joint Lead Arrangers”) and (ii) Synovus Bank and KeyBank National Association shall act as syndication agents with respect to the 2021-A Incremental Facilities and (iii) Hancock Whitney Bank shall act as documentation agent with respect to the 2021-A Incremental Facilities.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  2021-A Incremental Term Loans and 2021-A Incremental Revolving Commitments.

(a)  Subject to the terms and conditions set forth herein and in the Credit Agreement, each 2021-A Incremental Term Lender agrees to make a 2021-A Incremental Term Loan denominated in dollars to the Borrower on the Amendment Effective Date in an aggregate principal amount equal to the amount set forth opposite such 2021-A Incremental Term Lender’s name on Schedule I hereto (such amount for such 2021-A Incremental Term Lender, its “2021-A Incremental Term Commitment” and all such amounts for all 2021-A Incremental Term Lenders, collectively, the “2021-A Incremental Term Commitments”).  The proceeds of the 2021-A Incremental Term Loans shall be used by the Borrower for the purposes set forth in the recitals to this Amendment.

(b)   The 2021-A Incremental Term Loans shall be funded as an increase of the Initial Term Loans. The 2021-A Incremental Term Loans shall constitute, and be considered to be part of, the same Class of Term Loans as the Initial Term Loans for all purposes of the Loan Documents (except for purposes of Sections 2.1(v) and 5.10 (the first sentence only) of the Credit Agreement) and shall be on the same terms (including interest rates but (subject to Section 2.23(c)(v) of the Credit Agreement) excluding upfront fees, original issue discount and other similar amounts) and pursuant to the same documentation (other than this Amendment) applicable to the Initial Term Loans under the Credit Agreement and the other Loan Documents.  Immediately upon the incurrence of the Incremental Term Loans on the Amendment Effective Date, (i) the 2021-A Incremental Term Loans shall be added to (and form part of) each Borrowing of existing Initial Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment on a pro rata basis (based on the principal amount of each outstanding Borrowing), so that each Lender with Initial Term Loans (including the 2021-A Incremental Term Loans) will participate proportionately in each then outstanding Borrowing of Initial Term Loans, (ii) the 2021-A Incremental Term Loans shall constitute a single Class of Term Loans with the Initial Term Loans (and shall be fully fungible with the existing Initial Term Loans), and (iii) the 2021-A Incremental Term Loans shall be secured by identical collateral and guarantied on identical terms as the existing Initial Term Loans.  On and after the Amendment Effective Date, (i) each reference in the Loan Documents to the “Term Loan Commitments” and the “Commitments” shall be deemed to include and be a reference to the 2021-A Incremental Term Commitments, (ii) each reference in the Loan Documents to the “Initial Term Loans” (other than for purposes of Sections 2.1(v), 2.5 and 5.10 (the first sentence only) of the Credit Agreement), “Term Loans” and the “Loans” shall be deemed to include and be a reference to the 2021-A Incremental Term Loans and (iii) each reference in the Loan Documents to the “Lenders” shall be deemed to include and be a reference to the 2021-A Incremental Term Lenders.

(c)  The 2021-A Incremental Term Loans shall be made as a single borrowing on the Amendment Effective Date.  Amounts repaid or prepaid in respect of the 2021-A Incremental Term Loans may not be reborrowed.  Each 2021-A Incremental Term Lender’s 2021-A Incremental Term Commitment shall terminate automatically on the Amendment Effective Date immediately after giving effect to the funding of such 2021-A Incremental Term Lender’s 2021-A Incremental Term Loans.

(d)  The maturity date for the 2021-A Incremental Term Loans shall be the Maturity Date. The 2021-A Incremental Term Loans shall be Eurodollar Loans and shall have an initial Interest Period that commences on the Amendment Effective Date and ends on the last day of the Interest Period then in effect for the Initial Term Loans immediately prior to the Amendment Effective Date.

(e)  Subject to the terms and conditions set forth herein and in the Credit Agreement, each 2021-A Incremental Revolving Lender agrees to provide to the Borrower its 2021-A Incremental Revolving Commitment on the Amendment Effective Date in an aggregate principal amount equal to the amount set forth opposite such 2021-A Incremental Revolving Lender’s name on Schedule I hereto.

(f)  Immediately upon the establishment of the 2021-A Incremental Revolving Commitments on the Amendment Effective Date, (i) the 2021-A Incremental Revolving Commitments shall constitute a single Class of Revolving Commitments with the Revolving Commitments in effect immediately prior to the Amendment Effective Date (the “Initial Revolving Commitments”) (and shall be fully fungible with the Initial Revolving Commitments), (ii) the 2021-A Incremental Revolving Commitments shall constitute “Revolving Commitments” for all purposes under, and subject to the provisions of, the Loan Documents, (iii) each Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each 2021-A Incremental Revolving Lender, and each such 2021-A Incremental Revolving Lender will automatically and without further act be deemed to have assumed, a portion of such Lender’s participations under the Credit Agreement in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations under the Credit Agreement in Letters of Credit and Swingline Loans held by each Lender (including each such 2021-A Incremental Revolving Lender) will equal the percentage of the Aggregate Revolving Commitments of all Lenders represented by such Lender’s Revolving Commitment after giving effect to such increase in the Aggregate Revolving Commitment, (iv) if any Revolving Loans are outstanding on the Amendment Effective Date, the Lenders immediately after the establishment of the 2021-A Incremental Revolving Increase shall purchase and assign at par such amounts of the Revolving Loans outstanding at such time as the Administrative Agent may require such that each Lender holds its Pro Rata Share of all Revolving Loans outstanding immediately after giving effect to all such assignments and (v) the 2021-A Incremental Revolving Commitments shall be secured by identical collateral and guaranties on identical terms as the existing Initial Revolving Commitments.

(g)  The maturity date for the 2021-A Incremental Revolving Commitments shall be the Revolving Commitment Termination Date.

(h)   The execution of this Amendment shall satisfy the requirements of Section 2.23 of the Credit Agreement regarding the delivery of a request with respect to the establishment of the 2021-A Incremental Facilities contemplated by this Amendment.

(i)  The Borrower hereby designates that the 2021-A Incremental Facilities are being incurred or established, as applicable, in reliance on clause (ii) of the definition of “Incremental Amount”.

SECTION 2.  Amendments to Credit Agreement.  Subject to the satisfaction (or waiver in writing by the 2021-A Incremental Lenders and the Administrative Agent) of the conditions set forth in Section 4 hereof, in accordance with Sections 2.23 and Section 11.2 of the Credit Agreement, the Credit Agreement is hereby amended as follows:

(a)          Section 1.1 of the Credit Agreement is hereby amended by (i) adding in the appropriate alphabetical order the following new definitions:

“2021-A Incremental Term Commitment” has the meaning assigned to such term in the Second Amendment.

“2021-A Incremental Term Lenders” has the meaning assigned to such term in the Second Amendment.

“2021-A Incremental Term Loans” has the meaning assigned to such term in the Second Amendment.

“Second Amendment” means that certain Incremental Amendment No. 2, dated as of November 30, 2021, by and among the Borrower, Holdings, Parent, the other Guarantors party thereto, the Administrative Agent and the 2021-A Incremental Term Lenders party thereto.

“Second Amendment Effective Date” has the meaning assigned to the term “Amendment Effective Date” in the Second Amendment.

(ii) replacing the definition of “Aggregate Revolving Commitments” in its entirety with the following definition:

“Aggregate Revolving Commitments” shall mean the Revolving Commitments of all the Revolving Lenders at any time outstanding.  As of the Second Amendment Effective Date, the aggregate amount of the Aggregate Revolving Commitments is $50,000,000.

and (iii) replacing the definition of “Initial Term Loans” in its entirety with the following definition:

“Initial Term Loans” means, collectively, the Loans made on the Closing Date pursuant to Section 2.5, the Incremental Term Loans made on the First Amendment Effective Date pursuant to the First Amendment and the 2021-A Incremental Term Loans made on the Second Amendment Effective Date pursuant to the Second Amendment.

(b)           Section 2.1 of the Credit Agreement is hereby amended by deleting the word “and” before clause (vi) thereof and inserting the following new clause (vii) at the end thereof: “and (vii) each 2021-A Incremental Term Lender severally agrees to make its portion of the 2021-A Incremental Term Loans to the Borrower on the Second Amendment Effective Date in a principal amount not exceeding such 2021-A Incremental Term Lender’s 2021-A Incremental Term Commitment.”

(c)            Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 2.5.          Initial Term Loan Commitments.  Subject to the terms and conditions set forth herein, (i) each Lender severally agrees to make its portion of the Initial Term Loans to the Borrower on the Closing Date in a principal amount equal to the Initial Term Loan Commitment of such Lender, (ii) each 2021 Incremental Term Lender severally agrees to make its portion of the 2021 Incremental Term Loans to the Borrower on the First Amendment Effective Date in a principal amount not exceeding such 2021 Incremental Term Lender’s 2021 Incremental Term Commitment and (iii) each 2021-A Incremental Term Lender severally agrees to make its portion of the 2021-A Incremental Term Loans to the Borrower on the Second Amendment Effective Date in a principal amount not exceeding such 2021-A Incremental Term Lender’s 2021-A Incremental Term Commitment.  The Initial Term Loans may be, from time to time, Base Rate Loans or Eurodollar Loans or a combination thereof.

(d)           Section 2.8 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof: “The 2021-A Incremental Term Commitments shall terminate on the Second Amendment Effective Date upon the making of the 2021-A Incremental Term Loans pursuant to Section 2.5(iii).”

(e)            The amortization table in Section 2.9(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

Installment Date	Aggregate Principal Amount
December 31, 2021	$3,972,402.60
March 31, 2022	$3,972,402.60
June 30, 2022	$3,972,402.60
September 30, 2022	$3,972,402.60
December 31, 2022	$3,972,402.60
March 31, 2023	$5,965,826.45
June 30, 2023	$5,965,826.45
September 30, 2023	$5,965,826.45
December 31, 2023	$5,965,826.45
March 31, 2024	$7,944,805.19
June 30, 2024	$7,944,805.19
September 30, 2024	$7,944,805.19
December 31, 2024	$7,944,805.19
March 31, 2025	$7,944,805.19
June 30, 2025	$7,944,805.19
Maturity Date	Remaining outstanding principal amount of Initial Term Loans

(f)             Section 5.10 of the Credit Agreement is hereby amended by inserting the following new sentence at the end thereof:

“The proceeds of the 2021-A Incremental Term Loans will be used on the Second Amendment Effective Date for the purposes set forth in the recitals to the Second Amendment.”

SECTION 3.  Representations and Warranties.  To induce the 2021-A Incremental Lenders and the Administrative Agent to enter into this Amendment and to induce the 2021-A Incremental Lenders to establish the 2021-A Incremental Facilities and to make the 2021-A Incremental Term Loans, each Loan Party represents and warrants to the 2021-A Incremental Lenders and the Administrative Agent as of the Amendment Effective Date as follows:

(a)  Each Loan Party has the requisite power and authority to execute and deliver this Amendment and perform its obligations under this Amendment and the Credit Agreement (as amended by this Amendment). The execution and delivery of this Amendment and performance by such Loan Party of its obligations under this Amendment and the Credit Agreement (as amended by this Amendment) have been duly authorized by all necessary corporate or other organizational action of such Loan Party.  This Amendment has been duly executed and delivered by each Loan Party.  Each of this Amendment and the Credit Agreement as amended hereby is a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)  (x) At the time of and immediately after giving effect to the execution of the Acquisition Agreement and the transactions contemplated thereby and in the Commitment Letter, all representations and warranties of the Borrower and each Guarantor set forth in the Loan Documents were true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties were true and correct in all respects, on and as of such date of execution, in each case before and after giving effect thereto) except to the extent that such representations and warranties specifically refer to an earlier date, in which case were true and correct in all material respects as of such earlier date and (y) (i) on and as of the Amendment Effective Date, the Specified Representations (as defined below) are true and correct in all material respects (except any such representations qualified by materiality shall be true and correct in all respects) and (ii) the Acquisition Agreement Representations (as defined below) are true and correct in accordance with the definition thereof.

(c)   (x) At the time of and immediately after giving effect to the execution of the Acquisition Agreement and the transactions contemplated thereby and in the Commitment Letter, no Default or Event of Default shall have occurred and be continuing or would result therefrom and (y) at the time of and immediately after giving effect to the establishment of the 2021-A Incremental Revolving Facilities and the incurrence of the 2021-A Incremental Term Loans and the application of the proceeds thereof, no Default or Event of Default under Section 8.1(a), 8.1(b), 8.1(g), 8.1(h) and 8.1(i) of the Credit Agreement shall have occurred and be continuing.

(d)  All proceeds of the 2021-A Incremental Term Loans will be used for the purposes set forth in Section 1(a) hereof.

SECTION 4.  Effectiveness.  The effectiveness of this Amendment, each 2021-A Incremental Revolving Lender’s obligation to provide its 2021-A Incremental Revolving Commitments on the Amendment Effective Date and each 2021-A Incremental Term Lender’s obligation to make its 2021-A Incremental Term Loan on the Amendment Effective Date pursuant to this Amendment, shall be subject to the satisfaction (or waiver by the Administrative Agent and the 2021-A Incremental Lenders) of the following conditions (the date of such effectiveness, the “Amendment Effective Date”):

(a)  The Administrative Agent (or its counsel) shall have received from each Loan Party named on the signature pages hereto, the Administrative Agent and each 2021-A Incremental Lender either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Amendment) that such party has signed a counterpart of this Amendment.

(b)  The Administrative Agent shall have received a customary written opinion (addressed to the Administrative Agent and the 2021-A Incremental Lenders and dated the Amendment Effective Date) of counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(c)  The Administrative Agent shall have received a certificate of each Loan Party, dated as of the Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section 4.

(d)  The Administrative Agent shall have received, as to each Loan Party, (i) either (x) a copy of each Organizational Document of such Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority or (y) written certification by a Responsible Officer of such Loan Party that the Organizational Documents of such Loan Party most recently certified and delivered to the Administrative Agent prior to the Amendment Effective Date pursuant to the Credit Agreement remain in full force and effect on the Amendment Effective Date without modification or amendment since the date of such prior delivery, (ii) either (x) signature and incumbency certificates of the Responsible Officers of such Loan Party executing this Amendment or (y) written certification by a Responsible Officer of such Loan Party that the signature and incumbency certificates of such Loan Party most recently delivered to the Administrative Agent prior to the Amendment Effective Date pursuant to the Credit Agreement remain true and correct as of the Amendment Effective Date, (iii) resolutions of the Board of Directors of such Loan Party approving and authorizing the execution, delivery and performance of this Amendment, certified as of the Amendment Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of such Loan Party’s jurisdiction of incorporation, organization or formation.

(e)  The Administrative Agent shall have received a Notice of Borrowing in accordance with the requirements of Section 2.3 of the Credit Agreement.

(f)  The Administrative Agent shall have received a solvency certificate executed by a chief financial officer or treasurer of the Borrower, dated as of the Amendment Effective Date, substantially consistent with the solvency certificate delivered on the Closing Date.

(g)  The Administrative Agent and the 2021-A Incremental Joint Lead Arrangers shall have received all costs, fees and expenses (including, without limitation, legal fees and expenses) required to be paid on the Amendment Effective Date pursuant to this Amendment, the Commitment Letter or that certain fee letter, dated October 20, 2021 (the “Fee Letter”), entered into by the Borrower, Truist Bank and Truist Securities, in the case of costs and expenses, to the extent invoiced at least two (2) Business Days (or such shorter period as the Borrower may agree) prior to the Amendment Effective Date.

(h)  The 2021-A Incremental Lenders shall have received, at least two days prior to the Amendment Effective Date, (x) all documentation and other information about the Loan Parties as shall have been reasonably requested in writing at least ten days prior to the Amendment Effective Date by the 2021-A Incremental Lenders that they shall have reasonably determined is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation and (y) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower.

(i)  Immediately after giving effect to the making of the 2021-A Incremental Term Loans and the establishment of the 2021-A Incremental Revolving Commitments on the Amendment Effective Date, the use of proceeds thereof and all pro forma adjustments related thereto (but (i) without “netting” the cash proceeds of the 2021-A Incremental Term Loans and (ii) assuming the 2021-A Incremental Revolving Commitments are fully drawn on the Amendment Effective Date), the Consolidated Leverage Ratio does not exceed 2.00:1.00.

(j)  Concurrently with the funding of the 2021-A Incremental Term Loans, the Borrower shall have paid (or caused to be paid) (i) to the Administrative Agent for the account of each Lender with outstanding Initial Term Loans on, and immediately prior to, the Amendment Effective Date all accrued but unpaid interest owing on the Initial Term Loans through the date immediately prior to the Amendment Effective Date and (ii) to the Administrative Agent for the account of each Lender with Revolving Commitments all accrued but unpaid Commitment Fees owed to such Lender through the date immediately prior to the Amendment Effective Date.

(k)  The Administrative Agent shall have received a certificate executed by the chief financial officer or the treasurer of the Borrower, dated as of the Amendment Effective Date, certifying as to the satisfaction of the conditions referred to in clauses (i) (setting forth reasonably detailed calculations thereof), (m) and (n) of this Section 4.

(l)  The representations and warranties of the Loan Parties set forth in Section 3 above are true and correct.

(m)  The Acquisition shall have been consummated, or shall be consummated substantially concurrently with the initial borrowing under the 2021-A Incremental Term Facility and the establishment of the 2021-A Incremental Revolving Increase in accordance with the terms of the Acquisition Agreement. The Acquisition Agreement shall not have been amended or waived,  and no consents shall have been given with respect thereto by the Borrower or its Subsidiaries in a manner materially adverse to the 2021-A Incremental Lenders or the 2021-A Incremental Joint Lead Arrangers (in each case, in its capacity as such) without the consent of the 2021-A Incremental Joint Lead Arrangers (such consent not to be unreasonably withheld, conditioned or delayed).

(n)  Except as set forth in the disclosure schedules to the Acquisition Agreement, from August 31, 2021, there has been no Seller Party Material Adverse Effect (as defined in, and interpreted pursuant to, the Acquisition Agreement as in effect on October 20, 2021) (a “Company Material Adverse Effect”).

(o)  The Refinancing shall have been consummated, or shall be consummated substantially concurrently with the initial borrowing under the 2021-A Incremental Term Facility and the establishment of the 2021-A Incremental Revolving Increase.

(p)  The 2021-A Incremental Lenders shall have received (a) the audited consolidated balance sheet of the Group Companies (as defined in, and interpreted pursuant to, the Acquisition Agreement) as of December 31, 2020 and December 31, 2019 and the related audited consolidated statements of income and member’s equity and cash flows for the fiscal years then ended; and (b) the unaudited consolidated balance sheet of the Group Companies as of August 31, 2021 and the related unaudited consolidated statements of income and cash flows for the year-to-date period then ended.

(q)  The Administrative Agent shall have received, subject to the Certain Funds Provisions (as defined below), documents necessary to create and perfect the Administrative Agent’s security interests in the Collateral of Target (other than with respect to Innovative Plastics, LLC and CMC Marine, LLC), in each case in proper form for filing.

(r)  With respect to each existing Mortgaged Property, the Administrative Agent shall have received all flood documentation required pursuant to clause (d) of Part I of the term “Real Estate Documents” (as defined in the Credit Agreement), and the Lenders shall have completed all flood insurance due diligence and compliance in accordance with Section 2.23(h) of the Credit Agreement.  Notwithstanding anything in the Credit Agreement to the contrary, solely for purposes of this Amendment, the “Notice Periods set forth in clauses (a) and (b) of Section 2.23(h) of the Credit Agreement shall be five (5) days for Mortgaged Properties that are not located in a “special flood hazard area” and fifteen (15) days for Mortgaged Properties that are located in a “special flood hazard area”. In accordance with Section 2.23(h) of the Credit Agreement, the Effective Date may occur prior to the conclusion of the applicable Notice Period if the Administrative Agent shall have received written confirmation from the Lenders that flood insurance due diligence and flood insurance compliance have been completed by the Lenders (such written confirmation not to be unreasonably withheld, conditioned or delayed).

Notwithstanding anything to the contrary herein or in the Amended Credit Agreement, (a) the only representations and warranties the accuracy of which shall be a condition to the availability of the 2021-A Incremental Facilities on the Amendment Effective Date shall be (i) the representations and warranties made by or with respect to the Target in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower (or its affiliates) have the right to terminate their respective obligations under the Acquisition Agreement, or to decline to consummate the Acquisition pursuant to the Acquisition Agreement, as a result of a breach of such representations and warranties in the Acquisition Agreement (the “Acquisition Agreement Representations”) and (ii) the Specified Representations and (b) to the extent any Collateral (including the creation or perfection of any security interest therein) is not or cannot be provided on the Amendment Effective Date (other than the pledge and perfection of Collateral with respect to which a security interest may be perfected by means of (x) filing a Uniform Commercial Code financing statement, (y) delivery of certificated securities, or (z) filing a notice with the United States Patent and Trademark Office or the United States Copyright Office), after the Borrower’s use of commercially reasonable efforts to do so without undue burden or expense, the creation and/or perfection of such security interests in such Collateral shall not constitute a condition precedent to the availability of the 2021-A Incremental Facilities on the Amendment Effective Date but shall be required to be provided within 90 days (or such longer period as the Administrative Agent may agree) after the Amendment Effective Date pursuant to arrangements to be mutually agreed.  For purposes hereof, “Specified Representations” means the representations and warranties of the Borrower and the Guarantors set forth in the Loan Documents relating to corporate or other organizational existence; power and authority to enter into, and performance under, the Loan Documents; due authorization, execution and delivery of this Amendment and enforceability of the Amended Credit Agreement and the Loan Documents; Federal Reserve margin regulations; no conflicts of the Facility Documentation with organizational documents or the Credit Agreement; the Investment Company Act of 1940; compliance with the PATRIOT Act; use of proceeds of the 2021-A Incremental Facility not violating Anti-Corruption Laws, Sanctions or anti-money laundering laws; solvency; and creation, validity and perfection of security interests (subject to the limitations set forth in clause (b) above).  The provisions of this paragraph are referred to as the “Certain Funds Provisions”.

SECTION 5.  Post-Amendment Effective Date Covenants.

1)
Within 90 days after the Amendment Effective Date, or such later date as the Administrative Agent may agree in its reasonable discretion, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent and the Collateral Agent the following (each in form and substance reasonably satisfactory to the Administrative Agent) with respect to:

(a)  the existing Mortgaged Property located at 3201 and 3225 W. State Road 84, Davie, Broward County, Florida (the “Florida Fee Owned Property”):

(i) an amendment to the existing Mortgage (the “Mortgage Amendment”) by and between the applicable Loan Party and the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by the Collateral Agent and the Loan Party that is the owner of the Florida Fee Owned Property that is covered by the Mortgage, and otherwise in form for recording or filing in the recording or filing office of the jurisdiction where the Florida Fee Owned Property subject to the existing Mortgage is situated, together with such affidavits, questionnaires, certificates and such other documents as shall be reasonably required in connection with the recording or filing thereof to perfect or continue to perfect or provide constructive notice of the first priority Lien of the existing Mortgage and the Mortgage Amendment under the laws of the applicable jurisdiction;

(ii) with respect to the Mortgage Amendment, title date down and modification endorsements to the existing Title Policy (collectively, the “Title Endorsement”), insuring the Lien of the existing Mortgage, as amended by the Mortgage Amendment (the “Amended Mortgage”) as a valid first mortgage Lien on the Mortgaged Property described therein, which Title Endorsement shall contain no exceptions to title other than Permitted Encumbrances;

(iii) such affidavits, certificates, survey updates, information and instruments as shall be required to induce the title insurance company to issue the Title Endorsement contemplated above, including a so-called “gap” indemnification, sufficient for the title insurance company to date down the existing Title Policy, including the title endorsements included in the existing Title Policy and insure the first priority Lien of the Amended Mortgage as referenced in clause (b) above;

(iv) customary legal opinions from counsel to the Loan Parties in each jurisdiction (i) where such Mortgaged Property is located and (ii) where the applicable Loan Party granting the Mortgage Amendment on said Mortgaged Property is organized, regarding the due execution and delivery of the Mortgage Amendment and the enforceability of the Amended Mortgage, the corporate formation, existence and good standing of the applicable Loan Party, and such other matters as may be reasonably requested by the Administrative Agent, in each case addressed to the Administrative Agent, the Collateral Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent;

(v) evidence reasonably acceptable to the Administrative Agent of payment by the Borrower of all title insurance premiums, search, escrow and examination charges, mortgage recording taxes, if any, fees, charges, costs and expenses required for the recording of the Mortgage Amendment and the issuance of the Title Endorsement, and such other documents as the Administrative Agent may reasonably request with respect to the Florida Fee Owned Property.

(b)  the existing Mortgaged Property located at 1611 Sawmill Pkwy, Huron, Erie County, Ohio (the “Ohio Leasehold Property”):

(i) a Mortgage Amendment by and between the applicable Loan Party and the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by the Collateral Agent and the Loan Party that is the lessee under the lease of the Ohio Leasehold Property that is covered by the Mortgage, and otherwise in form for recording or filing in the recording or filing office of the jurisdiction where the Ohio Leasehold Property subject to the existing Mortgage is situated, together with such affidavits, questionnaires, certificates and such other documents as shall be reasonably required in connection with the recording or filing thereof to perfect or continue to perfect or provide constructive notice of the first priority Lien of the existing Mortgage and the Mortgage Amendment under the laws of the applicable jurisdiction;

(ii) customary legal opinions from counsel to the Loan Parties in each jurisdiction (i) where such Mortgaged Property is located and (ii) where the applicable Loan Party granting the Mortgage Amendment on said Mortgaged Property is organized, regarding the due execution and delivery of the Mortgage Amendment and the enforceability of the Amended Mortgage, the corporate formation, existence and good standing of the applicable Loan Party, and such other matters as may be reasonably requested by the Administrative Agent, in each case addressed to the Administrative Agent, the Collateral Agent and each Lender, in form and substance reasonably acceptable to the Administrative Agent; and

(iii) such other documents as the Administrative Agent may reasonably request with respect to the Ohio Leasehold Property.

2)
Within seven (7) Business Days after the Amendment Effective Date, or such later date as the Administrative Agent may agree in its reasonable discretion, the Borrower shall (i) cause each of Innovative Plastics, LLC and CMC Marine, LLC to become a Guarantor and to grant Liens in favor of the Collateral Agent in the Capital Stock held by such Subsidiary and all of its personal property that would otherwise constitute Collateral by executing and delivering to the Collateral Agent a Joinder Agreement substantially in the form of Exhibit 5.12 to the Credit Agreement or otherwise in form and substance reasonably satisfactory to the Collateral Agent, and authorizing and delivering, such UCC financing statements, intellectual property security agreements or similar instruments required by the Collateral Agent to perfect the Liens in favor of the Collateral Agent, for the benefit of Secured Parties, and granted under any of the Loan Documents and (ii) to the extent certificated deliver to the Collateral Agent the original certificate evidencing the Capital Stock of THMS, Inc. to the Collateral Agent, together with an appropriate power executed in blank or confirm such Capital Stock is not certificated.

SECTION 6.  Effect on Credit Agreement; Reaffirmation.

(a)  Except as expressly set forth herein, this Amendment (x) shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, the Borrower or any other Loan Party under the Credit Agreement or any other Loan Document and (y) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Each Loan Party acknowledges that it expects to receive substantial direct and indirect benefits as a result of this Amendment and the transactions contemplated hereby and (i) reaffirms its obligations under the Credit Agreement and each other Loan Document to which it is a party, in each case, as modified by this Amendment, (ii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent for the benefit of the Secured Parties pursuant to the Loan Documents, (iii) acknowledges and agrees that the grants of security interests by and the guarantees of the Loan Parties contained in the Loan Documents are, and shall remain, in full force and effect immediately after giving effect to this Amendment, and (iv) acknowledges that, from and after the Amendment Effective Date, the 2021-A Incremental Term Loans and the Revolving Loans made under the 2021-A Incremental Revolving Commitments shall constitute Obligations.  This Amendment shall constitute an “Incremental Amendment” and a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(b)  Each subsidiary of the Borrower party hereto (each, a “Subsidiary Guarantor”) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Loan Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Loan Party to any future amendment, consent or waiver of the terms of the Credit Agreement.

SECTION 7.  Governing Law; Submission to Jurisdiction and Waivers; Waiver of Jury Trial.

(a)  This Amendment and any claim, dispute, cause of action or proceeding (whether based in contract, tort or otherwise) based upon, arising out of, connected with, or relating to, this Amendment, and the rights and obligations of the parties hereto, shall be governed by and construed and interpreted in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

(b)  Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Amendment shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Amendment against Holdings or the Borrower or their respective properties in the courts of any jurisdiction.

(c)  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding described in paragraph (b) of this Section 7 and brought in any court referred to in paragraph (b) of this Section 7. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Amendment irrevocably consents to service of process in the manner provided for notices in Section 11.1 of the Credit Agreement. Nothing in this Amendment will affect the right of any party hereto to serve process in any other manner permitted by law.

(e) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.  Counterparts; Integration; Effectiveness; Amendment.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any Lenders constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Amendment shall become effective in accordance with the terms of Section 4 hereof and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.  This Amendment may not be amended nor may any provision hereof be waived except in accordance with Section 11.2 of the Credit Agreement. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to this Amendment or any other document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

SECTION 9.  Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 10.  Headings.  Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

PARENT:	ONEWATER MARINE INC., as the Parent

	By:	/s/ Philip Austin Singleton, Jr.
	Name:	Philip Austin Singleton, Jr.
	Title:	CEO

HOLDINGS:	ONE WATER MARINE HOLDINGS, LLC, as Holdings

	By:	/s/ Philip Austin Singleton, Jr.
	Name:	Philip Austin Singleton, Jr.
	Title:	CEO

BORROWER:	ONE WATER ASSETS & OPERATIONS, LLC, as the Borrower

	By:	/s/ Philip Austin Singleton, Jr.
	Name:	Philip Austin Singleton, Jr.
	Title:	CEO

GUARANTORS:	SINGLETON ASSETS & OPERATIONS, LLC
LEGENDARY ASSETS & OPERATIONS, LLC
SOUTH FLORIDA ASSETS & OPERATIONS, LLC
MIDWEST ASSETS & OPERATIONS, LLC
SOUTH SHORE LAKE ERIE ASSETS &
OPERATIONS, LLC
BOSUN’S ASSETS & OPERATIONS, LLC,
as Guarantors

	By:	/s/ Philip Austin Singleton, Jr.
	Name:	Philip Austin Singleton, Jr.
	Title:	Manager

[OneWater – Incremental Amendment No. 2 Signature Page]

TRUIST BANK,
as Administrative Agent and a 2021-A Incremental Lender

By:	/s/ David M. Felty
Name:	David M. Felty
Title:	Managing Director

TEACHERS RETIREMENT SYSTEM OF ALABAMA, as a 2021-A Incremental Lender

By:	/s/ Marc Green
Name:	Marc Green
Title:	CIO

EMPLOYEES RETIREMENT SYSTEM OF ALABAMA, as a 2021-A Incremental Lender

By:	/s/ Marc Green
Name:	Marc Green
Title:	CIO

JUDICIAL RETIREMENT FUND OF ALABAMA, as a 2021-A Incremental Lender

By:	/s/ Marc Green
Name:	Marc Green
Title:	CIO

IBERIABANK, A DIVISION OF FIRST HORIZON BANK, as a 2021-A Incremental Lender

By:	/s/ Donald W. Dobbins, Jr.
Name:	Donald W. Dobbins, Jr.
Title:	Senior Vice President

[OneWater – Incremental Amendment No. 2 Signature Page]

PINNACLE BANK, A TENNESSEE BANK,
as a 2021-A Incremental Lender

By:	/s/ Baimba Norman
Name:	Baimba Norman
Title:	Senior Vice President

SYNOVUS BANK,
as a 2021-A Incremental Lender

By:	/s/ Robert Haley
Name:	Robert Haley
Title:	Corporate Banker

KEYBANK NATIONAL ASSOCIATION,
as a 2021-A Incremental Lender

By:	/s/ Jason A Nichols
Name:	Jason A Nichols
Title:	Vice President

STIFEL BANK & TRUST,
as a 2021-A Incremental Lender

By:	/s/ Tim Howard
Name:	Tim Howard
Title:	VP, C&I Lending

CENTENNIAL BANK,
as a 2021-A Incremental Lender

By:	/s/ Thomas B. Dix III
Name:	Thomas B. Dix III
Title:	Vice President

[OneWater – Incremental Amendment No. 2 Signature Page]

PNC BANK, NATIONAL ASSOCIATION,
as a 2021-A Incremental Lender

By:	/s/ Robert D. Moore
Name:	Robert D. Moore
Title:	Senior Vice President

BANCORPSOUTH BANK, A DIVISION OF CADENCE BANK,
as a 2021-A Incremental Lender

By:	/s/ Brian Young
Name:	Brian Young
Title:	Senior Vice President

HANCOCK WHITNEY BANK,
as a 2021-A Incremental Lender

By:	/s/ Jennifer Pelham
Name:	Jennifer Pelham
Title:	Senior Vice President

[OneWater – Incremental Amendment No. 2 Signature Page]